                                                        EXHIBIT 11


                                     COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                                                        (Unaudited)

                                                               THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                          June 30             June 30             June 30             June 30
                                                            1995               1994                1995                 1994
(in thousands except per share data)
PRIMARY
  Weighted average shares outstanding                      11,007             11,175                11,008             11,179
  Net effect of dilutive stock options
      based on the treasury stock method
      using average market price                                *                  *                     *                  *
                                                           11,007             11,175                11,008             11,179
  Net loss                                                $(2,023)           $(1,114)              $(2,335)           $(1,840)
  Per share                                                $(0.18)            $(0.10)               $(0.21)            $(0.16)


FULLY DILUTED
  Weighted average shares outstanding                      11,007             11,175                11,008             11,179
  Net effect of dilutive stock options
      based on the treasury stock method
      using ending market price, if
      higher than average market price                          *                  *                     *                  *
                                                           11,007             11,175                11,008             11,179
  Net loss                                                $(2,023)           $(1,114)              $(2,335)           $(1,840)
  Per share                                                $(0.18)            $(0.10)               $(0.21)            $(0.16)

*Antidilutive